Exhibit 10.5

THIS AMENDED AND RESTATED TRANSACTION FEE AGREEMENT (this “Agreement”) is made as of the 1st day of October 2018.

BETWEEN:

EMMAUS LIFE SCIENCES, INC.

21250 Hawthorne Blvd.

Suite 800

Torrance, CA 90503

(the “Company”)

OF THE FIRST PART

AND:

T.R. WINSTON & COMPANY, LLC

376 Main Street

Bedminster, New Jersey 07921

(the “Broker”)

OF THE SECOND PART

W H E R E A S:

A.    This Agreement amends and restates in its entirety that certain Transaction Fee Agreement, dated as of August 24, 2018, between the Company and the Broker.

B.    The Company will enter into a Securities Purchase Agreement (the “Purchase Agreement”) with the purchasers to be identified on the signature pages of the Purchase Agreement (collectively, the “Investors”) in connection with the placement of senior debentures in Emmaus Life Sciences, Inc., and warrants in the Company, in the aggregate amount up to $12,200,000;

C.    The Broker is a licensed broker-dealer with the Financial Industry Regulatory Authority;

D.    The Broker introduced the Company to the Investors and assisted the Company in the transactions contemplated by the Notes;

E.    If the Company closes the transaction contemplated herein, the Company wishes to reward the Broker for its services in the manner hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual covenants, promises, conditions, warranties and representations hereinafter set forth, the parties hereto agree as follows:

1.    The Company agrees to compensate the Broker as follows: (i) five percent (5%) of the gross proceeds raised in the offering, payable at the Closing (as defined in the Purchase Agreement),

and (ii) one hundred twenty thousand (120,000) 5-year warrants, identical to the Investor Warrants (the “Broker Warrants”) to Broker or its designees at the Closing to purchase shares of common stock of Emmaus Life Sciences, Inc. with a strike price of $11.30 at the Closing of the transaction. The Broker Warrant shall vest immediately upon issuance. Fees and Broker Warrants shall be paid to Broker in the manner and in the name designated by Broker. The Company agrees to reimburse the Broker $35,000 for its legal fees and expenses (provided, however, that such reimbursement amount in no way limits or impairs the indemnification and contribution provisions of this Agreement).

2.    The parties hereto, and each of them, covenant and agree that each of them shall and will upon reasonable request by the other party, make, do, execute or cause to be made, done or executed all such further and other lawful acts, deeds, things, devices and assurances whatsoever for the better or more perfect and absolute performance of the terms and conditions of this Agreement.

3.    By execution hereof, the Company acknowledges that the Broker does not provide investment advice or financial planning services. In that regard, the Broker is not registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and cannot therefore provide any advice regarding the desirability or value of purchasing, selling, transacting in, investing in, or holding any security. Rather, the Broker’s services will be limited to those properly provided by a licensed broker-dealer (T.R. Winston & Company, LLC is registered with the FINRA as an “Introducing Broker/Dealer” or “K” broker/ dealer in accordance with Section 15 of the Securities and Exchange Act of 1934, as amended.)

4.    The Company hereby agrees to indemnify and hold harmless the Broker, its managers, members, agents and employees (collectively referred to as the Broker for purposes of this Section 4) from and against any and all claims, actions, suits, proceedings (including those of shareholders), damages, liabilities and expenses as incurred by any of them (including the fees and expenses of counsel) which are related to or arise out of any actions taken or omitted to be taken (including any untrue statements made or omitted to be made) by the Company or any actions taken or omitted to be taken by the Broker (except in the case of gross negligence or willful misconduct on the part of such Broker) in connection with the transactions contemplated by the Purchase Agreement or otherwise related to or arising out of the Broker’s activities on behalf of the Company. The Company shall reimburse Broker for all expenses (including the fees and expenses of counsel) incurred by such Broker in connection with investigating, preparing or defending any such claim, action, suit or proceeding, including in connection with pending or threatened litigation to which Broker is a party, except in the case of gross negligence or willful misconduct on the part of such Broker.

5.    This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, administrators, successors and assigns.

6.    This Agreement shall be enforced, governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such State. In the event that any provision of this Agreement is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any provision hereof which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision hereof. The parties hereto hereby submit to the exclusive jurisdiction of the state courts or the United States Federal Courts located in New York with respect to any dispute arising under this Agreement or the transactions contemplated hereby. The party which does not prevail in any dispute arising under this Agreement shall be responsible for all fees and expenses, including attorneys’ fees, incurred by the prevailing party in connection with such dispute.

7.    This Agreement consists of a total of three (3) pages. This Agreement may be signed in any number of counterparts and the combination of the same shall constitute a binding agreement. A signed copy of this Agreement received via facsimile shall be deemed an original signature of a party for purposes of making this Agreement a binding agreement.

Signature page to follow

IN WITNESS WHEREOF the parties hereto have hereunto executed this Agreement as of and from the day first above written.

EMMAUS LIFE SCIENCES, INC.

By:	/s/ YUTAKA NIIHARA
	Name:	Yutaka Niihara
	Title:	Chief Executive Officer

T.R. WINSTON & COMPANY, LLC

By:	/s/ G. TYLER RUNNELS
	Name:	G. Tyler Runnels
	Title:	Chairman & Chief Executive Officer

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